As filed with the Securities Exchange Commission on January 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in its Charter)

38 Fountain Square Plaza,

Cincinnati, Ohio 45263

(Address, including zip code, of Registrant’s Principal Executive Offices)

Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors

The Fifth Third Bancorp Nonqualified Deferred Compensation Plan

(Full Title of Plans)

Susan B. Zaunbrecher

Executive Vice President and Chief Legal Officer

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Christopher England, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Deferred compensation obligations (1)	$50,000,000	100%	$50,000,000	$5,455

(1)

The Deferred Compensation Obligations are unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future in accordance with the terms of the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors and The Fifth Third Bancorp Nonqualified Deferred Compensation Plan. Deferred Compensation Obligations will be paid in cash.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional $50,000,000 of unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future (“Deferred Compensation Obligations”) in accordance with the terms of the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors and The Fifth Third Bancorp Nonqualified Deferred Compensation Plan.

The Company registered $32,000,000 of Deferred Compensation Obligations on a Form S-8 Registration Statement (File No. 333-214542) (the “Original Registration Statement”) filed with the Securities and Exchange Committee (the “SEC”) on November 10, 2016. The Company registered an additional $45,000,000 of Deferred Compensation Obligations (File No. 333-227468) (the “Additional Registration Statement”) filed with the SEC on September 21, 2018. Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement and the Additional Registration Statement are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement and Part II of the Additional Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that Fifth Third Bancorp (the “Company” or “Fifth Third”) has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, September 30, 2020;

•

the Company’s Current Reports on Form 8-K filed January  27, 2020, January  28, 2020, January  30, 2020, March  24, 2020, April  16, 2020, April  21, 2020 (Item 8.01 only), April  30, 2020, May  5, 2020, May  27, 2020, June  16, 2020, June  16, 2020 (as amended on Form 8-K/A), June  30, 2020, July  20, 2020, July  27, 2020, July  30, 2020, August  10, 2020, October  26, 2020, and November 9, 2020.

In addition, all reports and other documents subsequently filed (but not furnished) by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the Obligations offered hereby has been passed upon by Thompson Hine LLP. A copy of their opinion is attached as Exhibit 5.1 to this Registration Statement.

ITEM 8. EXHIBITS

See Exhibit Index following signature page.

EXHIBIT INDEX

Exhibit No.	Description
4.1	The Fifth Third Bancorp Nonqualified Deferred Compensation Plan, as Amended and Restated (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-33653))

4.2	Amendment to The Fifth Third Bancorp Nonqualified Deferred Compensation Plan, as Amended and Restated (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-33653))

4.3	Second Amendment to the Fifth Third Bancorp Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 (File No. 001-33653))

4.4	Third Amendment to Fifth Third Bancorp Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 (File No. 001-33653))

4.5	Fourth Amendment to Fifth Third Bancorp Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (File No. 001-33653)).

4.6	Fifth Amendment to Fifth Third Bancorp Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal quarter ended December 31, 2018 (File No. 001-33653))

4.7	Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 (File No. 001-33653))

4.8	First Amendment to Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 (File No. 001-33653)).

4.9	Second Amendment to Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 (File No. 001-33653)).

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in Exhibit 5.1)*

23.2	Consent of Deloitte & Touche LLP*

24.1	Power of Attorney (set forth on signature page)*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on January 6, 2021.

FIFTH THIRD BANCORP

By:	/s/ Greg D. Carmichael
Greg D. Carmichael
Chairman of the Board and Chief
Executive Officer

POWERS OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Greg D. Carmichael, with full power of substitution and re-substitution, as our true and lawful attorney-in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 6, 2021.

Name	Title

/s/ Greg D. Carmichael Greg D. Carmichael	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ James C. Leonard James C. Leonard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark D. Hazel Mark D. Hazel	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Nicholas K. Akins Nicholas K. Akins	Director

/s/ B. Evan Bayh III B. Evan Bayh III	Director

/s/ Jorge L. Benitez Jorge L. Benitez	Director

/s/ Katherine B. Blackburn Katherine B. Blackburn	Director

/s/ Emerson L. Brumback Emerson L. Brumback	Director

/s/ Linda W. Clement-Holmes Linda W. Clement-Holmes	Director

/s/ C. Bryan Daniels C. Bryan Daniels	Director

/s/ Mitchell S. Feiger Mitchell S. Feiger	Director

/s/ Thomas H. Harvey Thomas H. Harvey	Director

/s/ Gary R. Heminger Gary R. Heminger	Director

/s/ Jewell D. Hoover Jewell D. Hoover	Director

/s/ Eileen A. Mallesch Eileen A. Mallesch	Director

/s/ Michael B. McCallister Michael B. McCallister	Director

/s/ Marsha C. Williams Marsha C. Williams	Director